EXHIBIT 99.1

Exponent Reports First Quarter 2010 Results

MENLO PARK, Calif., April 21, 2010 (GLOBE NEWSWIRE) -- Exponent, Inc. (Nasdaq:EXPO) today reported financial results for the first quarter ended April 2, 2010.

For the first quarter of 2010, revenues before reimbursements increased to $55,201,000, as compared to $54,931,000 in the first quarter of 2009. Total revenues were $59,406,000, as compared to $59,796,000 in the same period a year ago. Net income for the first quarter of 2010 increased 8% to $6,239,000, or $0.42 per diluted share, as compared to $5,758,000, or $0.38 per diluted share, reported in the first quarter of 2009.  EBITDA1 in the first quarter of 2010 increased 11% to $11,540,000, as compared to $10,412,000 in the first quarter of 2009.

During the first quarter of 2010, Exponent repurchased $3.8 million of its common stock, and closed the quarter with $72.6 million in cash, cash equivalents and short-term investments.

"We are pleased to have improved our profitability in the quarter by increasing utilization and managing costs," commented Dr. Paul Johnston, President and CEO. "We had strong performances in our mechanics and materials, and building and structures practices.

"In our defense technology development practice, we are encouraged by some new contract awards. We received a follow-on contract to develop a next-generation ground penetrating radar system which will identify buried improvised explosive devises. We also received new orders for our Rapid Deployment Integrated Surveillance Systems.

"For fiscal year 2010, we expect to improve EBITDA margins while growing revenue before reimbursements in the low single digits. Exponent remains uniquely positioned as a leading multidisciplinary engineering and scientific consulting firm dedicated to helping our clients solve their most challenging technical issues," concluded Dr. Johnston.

Today's Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, April 21, 2010, starting at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. The audio on the conference call is available by dialing 877-941-8418 or 480-629-9809. A live webcast of the call will be available on the Investor Relations section of the Company's web site at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing 800-406-7325 or 303-590-3030 and entering reservation 4283200#.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent's multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 90 technical disciplines to address complicated issues facing industry and government today. The firm has been best known for analyzing accidents and failures to determine their causes, but in recent years it has become more active in assisting clients with human health, environmental and engineering issues associated with new products to help prevent problems in the future.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company's actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading "Risk Factors" and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

1 EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of the measures to GAAP is set forth below.

EXPONENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters Ended April 2, 2010 and April 3, 2009
(unaudited)
(in thousands, except per share data)

	Quarter Ended
	April 2,	April 3,
	2010	2009

Revenues
Revenues before reimbursements	$55,201	$54,931
Reimbursements	4,205	4,865

Revenues	59,406	59,796

Operating expenses
Compensation and related expenses	37,780	37,846
Other operating expenses	5,219	5,277
Reimbursable expenses	4,205	4,865
General and administrative expenses	2,695	2,632

	49,899	50,620

Operating income	9,507	9,176

Other income
Interest income, net	63	234
Miscellaneous income, net	960	158
	1,023	392

Income before income taxes	10,530	9,568

Income taxes	4,291	3,810

Net income	$6,239	$5,758

Net income per share:
Basic	$0.44	$0.41
Diluted	$0.42	$0.38

Shares used in per share computations:
Basic	14,212	14,092
Diluted	14,940	14,975

EXPONENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
April 2, 2010 and January 1, 2010
(unaudited)
(in thousands)

	April 2,	January 1,
	2010	2010
Assets
Current assets:
Cash and cash equivalents	$68,367	$67,895
Short-term investments	4,245	7,490
Accounts receivable, net	63,568	62,662
Prepaid expenses and other assets	3,571	5,789
Deferred income taxes	5,434	4,494
Total current assets	145,185	148,330
Property, equipment and leasehold improvements, net	28,770	29,115
Goodwill	8,607	8,607
Other assets	23,716	20,429
	$206,278	$206,481

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$6,102	$4,498
Accrued payroll and employee benefits	22,559	35,822
Deferred revenues	4,309	4,757
Total current liabilities	32,970	45,077
Other liabilities	13,037	9,910
Deferred rent	1,608	1,423
Total liabilities	47,615	56,410

Stockholders' equity:
Common stock	16	16
Additional paid-in capital	90,774	83,808
Accumulated other comprehensive loss	(545)	(367)
Retained earnings	140,509	139,606
Treasury stock, at cost	(72,091)	(72,992)
Total stockholders' equity	158,663	150,071
	$206,278	$206,481

EXPONENT, INC. EBITDA and EBITDAS (1)
For the Quarters Ended April 2, 2010 and April 3, 2009
(unaudited)
(in thousands)

	Quarter Ended
	April 2,	April 3,
	2010	2009

Net Income	$6,239	$5,758

Add back (subtract):

Income taxes	4,291	3,810
Interest income, net	(63)	(234)
Depreciation and amortization	1,073	1,078

EBITDA (1)	11,540	10,412

Stock-based compensation	3,092	3,095

EBITDAS (1)	$14,632	$13,507

(1) EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.
CONTACT:  Exponent, Inc.
          (888) 656-EXPO